Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 16, 2018, relating to the consolidated financial statements and financial statement schedule of Gardner Denver Holdings, Inc. and subsidiaries incorporated by reference in Registration Statement No. 333-224543, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
May 2, 2018